SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED JANUARY 29, 2007
(TO PROSPECTUS DATED NOVEMBER 14, 2006)

$497,497,723
(Approximate)

CWMBS, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

CHL Mortgage Pass-Through Trust 2007-2
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-2

This Supplement revises the Prospectus Supplement dated January 29, 2007 to the Prospectus dated November 14, 2006 with respect to the above captioned series of certificates as follows:

Notwithstanding any information to the contrary contained in the sections titled “Summary—Denominations” on page S-10 and “Description of the Certificates—Book-Entry Certificates; Denominations” on page S-41 of the Prospectus Supplement, investors may hold the beneficial interests in the Class A-5 Certificates in minimum denominations representing an original principal balance amount of $1,000 and in integral multiples of $1.00 in excess thereof.

Bear, Stearns & Co. Inc.	Lehman Brothers

The date of this Supplement is January 30, 2007.